Exhibit 99.1

Z Squared Acquires Energized Arkansas Campus to Advance AI Infrastructure Strategy

Union County Campus has existing electric service of up to approximately 8.0 MW and a phased development target of an estimated 150+ MW

FT. LAUDERDALE, Fla., Sept. 9, 2026 /PRNewswire/ -- Z Squared Inc. (Nasdaq: ZSQR) (“Z Squared” or the “Company”) today announced the closing of its acquisition of Paradox Data, LLC from Paradox Infrastructure LLC, bringing the energized Union County Campus in El Dorado, Arkansas (the “Union County Campus”), into its computing infrastructure portfolio. The acquisition gives Z Squared its first owned, energized campus and a site from which to advance its planned AI colocation business.

The campus has electric service already flowing under an existing interruptible service arrangement with Entergy Arkansas, LLC for up to approximately 8.0 MW. That existing grid connection provides a starting point for phased conversion into high-density space for customers that bring and operate their own computing equipment.

Paradox Data, LLC also holds contractual rights to acquire adjacent land and a development pathway targeting 150+ MW of AI-ready capacity over time through a combination of utility power and on-site generation. Expansion will depend on additional power arrangements, customer commitments, financing, permitting and construction. Capacity above the existing service arrangement is a development target and is not currently contracted, energized or delivered.

“In August we told our shareholders to judge us on four things: whether the Paradox acquisition closes, whether we sign our first paying tenant and megawatt commitments, whether energized capacity at Union County grows beyond the current 8 megawatts, and whether we add sites without taking on debt,” said David Halabu, Chief Executive Officer of Z Squared. “We have met our first goal. We closed, we paid in stock, and we took on no debt to do it. Union County gives us power already flowing, land under contract for expansion, and a path to pursue 150+ megawatts of AI-ready capacity. The work now is the first phase: the engineering, the power planning and the first customer commitment. We will report against those same four measures as we go. Our intention is for Union County to be the first owned campus rather than the only one, subject to the same discipline we have applied here.”

Advancing the First Phase

With the acquisition complete, Z Squared’s near-term priorities at Union County include first-phase high-density electrical and cooling design, utility and on-site generation planning, advancing the adjacent land acquisition, and securing the first binding customer request for service.

As previously announced, the Company has engaged A2 Advisors, a strategic advisory and executive management firm focused on digital infrastructure, to support site-development planning, project delivery, vendor and partner alignment, and leasing and capital strategy at the campus.

Union County is intended to contribute to Z Squared’s previously announced Phase 1 objective of developing 100 MW of AI-ready capacity across multiple U.S. sites. The Company’s approach is to acquire energized, grid-connected properties and deploy conversion capital site by site against customer commitments and operational readiness.

The acquisition was completed entirely in stock, with no cash paid at closing and no debt financing incurred for the transaction.

Additional information regarding the transaction, including the material terms of the purchase agreement, is contained in the Company’s Current Reports on Form 8-K filed or to be filed with the U.S. Securities and Exchange Commission.

About Z Squared Inc.

Z Squared Inc. is a computing infrastructure company operating advanced computing equipment and expanding into AI infrastructure. The Company’s strategy is built on three principles: lead with power by acquiring operating sites where power is already flowing; build for AI workloads by converting that capacity into AI-ready colocation where the customer brings the compute and runs what they need; and scale with discipline by deploying conversion capital site by site, against signed contracts and operational readiness. Z Squared’s common stock began trading on the Nasdaq Global Market under the symbol “ZSQR” in April 2026.

For more information, visit www.zsquaredinc.com. Investor Relations Contact:

ZSQR@mzgroup.us

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “targets,” “projects,” “believes,” “estimates,” “potential,” “continue,” “could,” “would,” “goal,” “objective,” “pursue” or “seek,” or the negatives of these terms or other comparable terminology. Forward-looking statements in this press release include, among others, statements regarding the development and conversion of the Union County Campus into AI-ready colocation capacity; targeted campus capacity of 150+ MW; the availability and expansion of utility power and on-site generation; the acquisition of adjacent land; customer commitments; the achievement of development milestones and issuance of related preferred stock; the Company’s previously announced Phase 1 objective of developing 100 MW of AI-ready capacity across multiple U.S. sites; the expected contributions of A2 Advisors; the assignment to Paradox Data, LLC of the existing electric service agreement with Entergy Arkansas, LLC and the receipt of Entergy’s consent thereto; the Company’s ability to obtain any stockholder approval required under Nasdaq listing rules in connection with the issuance of shares of common stock upon conversion of the preferred stock; the potential conversion or redemption of the Series A Convertible Preferred Stock; the Company’s intention to acquire additional sites without incurring debt; and the Company’s strategy and planned expansion into AI infrastructure, data center development and power generation.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others: the Company’s ability to continue as a going concern and obtain financing for development; the risk that development milestones are not achieved in whole or in part; the Company’s ability to obtain stockholder approval under Nasdaq Listing Rule 5635 to the extent required for issuances of common stock in excess of the applicable share cap, and the Company’s obligation to satisfy the affected portion of any milestone payment in cash if such approval is not obtained; risks related to the availability, cost and interruptible nature of electric power at the Union County Campus, including the receipt of Entergy Arkansas, LLC’s consent to the assignment of the existing electric service agreement, and the Company’s ability to secure additional utility power and on-site generation; risks related to the adjacent land acquisition, permitting, construction, equipment procurement and development of data center capacity; customer demand for AI-ready capacity and the Company’s ability to secure binding customer commitments; the Company’s ability to integrate the acquired business and realize the anticipated benefits of the acquisition; dilution resulting from the issuance and conversion of preferred stock issued in the transaction; volatility in digital asset prices and the economics of the Company’s mining operations; the Company’s ability to maintain compliance with the continued listing standards of The Nasdaq Stock Market; the Company’s ability to remediate the material weaknesses in its internal control over financial reporting; and the other risks and uncertainties described under “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, its Registration Statement on Form S-1 (File No. 333-296653) and its other filings with the U.S. Securities and Exchange Commission (Commission File No. 001-39669), available at www.sec.gov.

Capacity above the existing service arrangement remains a development target and is not currently contracted, energized or delivered. No milestone has been achieved and achievement is not assured.

Forward-looking statements speak only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on any forward-looking statement.

SOURCE Z Squared Inc.